UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2021

Par Pacific Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Town & Country Lane, Suite 1500
Houston,	Texas	77024
(Address of principal executive offices)		(Zip Code)
(281) 899-4800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange of which registered
Common stock, $0.01 par value	PARR	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Sale-Leaseback Transaction

On February 23, 2021 (the “Closing Date”), Par Hawaii, LLC (“Par Hawaii”) and Par Pacific Hawaii Property Company, LLC (“PropCo” and together with Par Hawaii, the “Sellers”), both wholly-owned subsidiaries of Par Pacific Holdings, Inc. (the “Company”), completed their previously announced sale-leaseback transaction (the “Sale-Leaseback Transaction”) of twenty-one (21) retail convenience store/fuel station properties located in the State of Hawaii (the “Properties”), pursuant to that certain Purchase Agreement and Escrow Instructions, dated as of February 11, 2021 (the “Purchase Agreement”), by and among the Sellers, MDC Coast HI 1, LLC, a subsidiary of Realty Income Corporation (the “Buyer”), and Fidelity National Title Insurance Company. Under the terms of the Purchase Agreement, the Sellers sold the Properties to the Buyer for an aggregate cash purchase price of approximately $109.4 million. The Sellers used approximately $51.7 million of the net cash proceeds to repay mortgage debt to the Bank of Hawaii related to certain of the Properties. The remainder of the net cash proceeds are expected to be used for general corporate purposes.

In connection with the closing of the Sale-Leaseback Transaction, Par Hawaii entered into a Master Land and Building Lease Agreement (the “Lease Agreement”) with the Buyer, pursuant to which, among other things, Par Hawaii leased the Properties from the Buyer, on a commercial triple-net basis, for a term commencing on the Closing Date and ending fifteen (15) years after the Closing Date, unless earlier terminated. The initial lease term may be extended at Par Hawaii’s option for up to four (4) five-year renewal terms in accordance with the terms of the Lease Agreement. Under the terms of the Lease Agreement, Par Hawaii’s financial obligations include an aggregate base monthly rent for all leased Properties beginning at approximately $535,000 per month, which rent will increase each year of the primary term and any extended terms. Par Hawaii is also responsible for all monthly expenses related to the leased facilities, including, but not limited to, insurance premiums, taxes, and other expenses, such as utilities. The Lease Agreement contains certain representations, warranties, covenants, obligations, conditions, indemnification obligations and termination provisions which are customary for leases made on a commercial triple-net basis.

In connection with Par Hawaii’s entry into the Lease Agreement, Par Petroleum, LLC, a direct wholly-owned subsidiary of the Company (“Par Petroleum”), entered into a Guaranty of Master Land and Building Lease Agreement in favor of the Buyer, pursuant to which, among other things, Par Petroleum guaranteed the payment when due of the monthly rent, and all other additional rent, interest and charges payable by Par Hawaii to the Buyer under the Lease Agreement, and the performance by Par Hawaii of all the material terms, conditions, covenants and agreements of the Lease Agreement.

The Company anticipates that during the first quarter there will be a separate closing for one additional property, as provided under the Purchase Agreement. The separate closing is expected to increase the aggregate cash purchase price for the Sale-Leaseback Transaction by approximately $6.7 million to $116.1 million, to increase the beginning aggregate base monthly rent for all leased properties under the Lease Agreement by approximately $40,000 per month to approximately $575,000 per month, and to result in the repayment of approximately $1.4 million of mortgage debt to American Savings Bank related to the additional property.

Forward-Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1 hereto, includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including, without limitation, statements with respect to the Sale-Leaseback Transaction, including the anticipated use of the net proceeds thereof, the anticipated closing with respect to the additional property, and the anticipated effects of the Sale-Leaseback Transaction and the closing with respect to the additional property, are forward-looking statements. Additionally, forward looking statements are subject to certain risks, trends, and uncertainties. The Company cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this Current Report on Form 8-K. The Company does not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events or otherwise. The Company further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures above under Item 1.01 of this Current Report on Form 8-K are also responsive to Item 2.03 of this Current Report on Form 8-K and are hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure

On February 23, 2021, the Company issued a news release announcing the closing of the Sale-Leaseback Transaction. The news release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01     Financial Statements and Exhibits
(d)    Exhibits
99.1.     Press Release, dated as of February 23, 2021.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Pacific Holdings, Inc.

Dated: February 23, 2021	/s/ J. Matthew Vaughn
J. Matthew Vaughn Chief Administrative Officer and General Counsel